Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

Amended and Restated promissory note AND REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

 March 11, 2020

This Amended and Restated PROMISSORY NOTE AND REIMBURSEMENT AND INDEMNIFICATION AGREEMENT (this “Note”), dated as of March 11, 2020, is made jointly and severally by Cool Holdings, Inc., a Maryland corporation (“Cool Holdings”) and each of the other parties identified as “Obligors” on the signature pages hereto (with Cool Holdings, collectively, the “Obligors” and each, an “Obligor”) to GAMESTOP CORP., a Delaware corporation (“Payee”).

This Note is the Restated Note referred to in that certain Termination and Release Agreement dated as of the date hereof by and among the Obligor, Payee and the Guarantors (as defined therein).  This Note amends and restates that certain Promissory Note, Reimbursement and Indemnification Agreement and Security Agreement issued by the Obligors to the Payee on September 25, 2019 (the “Prior Note”) and no novation of the indebtedness or other obligations evidenced thereby is intended nor shall any such novation be deemed to have occurred on account of the execution and delivery of this Note or otherwise. The Payee agrees that, upon the execution of this Note by the Obligors and the Payee, the Prior Note will be deemed superseded, replaced and of no further force or effect, and this Note will exclusively govern the terms of any and all indebtedness and other obligations that previously were owed or due by the Obligors to the Payee under the Prior Note.

1.Promise to Pay. The Obligors hereby jointly and severally promise to pay to the order of Payee $1,250,000 (the “Principal Amount”), in lawful money of the United States of America (the “Loan”), as hereinafter provided in this Note.

2.Interest.  The Principal Amount outstanding hereunder shall bear interest until such amount is paid, at a rate equal to 6% per annum.  The annual interest rate shall be calculated for the actual days elapsed on the basis of a 365-day year.

3.Term. The term of the Loan issued under this Note (the “Term”) shall commence on the date hereof and continue until the earliest of (a) February 17, 2024, or (b) the acceleration of the maturity of the Loan pursuant to Section 7 of this Note. For the avoidance of doubt, the occurrence of the Maturity Date and/or repayment or prepayment of the Principal Amount shall not terminate this Note unless all other obligations of the Obligors under this Note have been paid in full and satisfied and the Apple Guarantee (as defined below) has been terminated.

4.Payments. On the Maturity Date, all outstanding principal due under this Note shall be immediately due and payable in full.

5.Method of Payments. Obligors shall make all payments to be made on or pursuant to this Note in lawful money of the United States of America in immediately available funds. If any payment date shall fall on a date which is not a business day, payment may be made on the next succeeding business day.

6.No Deductions.  All amounts due hereunder shall be paid without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or shall be grossed up by Obligors for such amounts, and shall not be subject to reduction on account of, or be otherwise affected by, any other circumstances, including any right of set off, counterclaim, recoupment, defense or other right with any Obligor may have against Payee (including for the avoidance of doubt, any such rights arising under that certain Stock Purchase Agreement, made and entered into as of May 9, 2019, by and among Cool Holdings, Payee and Simply Mac (the “SPA”)).

7.Prepayments. Obligors may prepay at any time and from time to time all or any portion of the principal sum hereunder without penalty or premium.

8.Reimbursement and Indemnification Under Apple Guarantee. Obligors hereby jointly and severally agree to reimburse, defend, indemnify and hold harmless Payee for, from and against any and all indemnifiable Losses (as defined in the SPA) suffered by any of the Seller Indemnified Parties (as defined in the SPA) under Section 9.3(a)(iv) of the SPA with respect to the Apple Guarantee (as defined below), treating all of the Obligors as the “Purchaser” for the purpose of Section 9.3(a)(iv) and the related provisions of Article IX of the SPA. As used herein, “Apple Guarantee” means that certain Corporate Guarantee, dated as of August 28, 2014, made by Payee for the benefit of Simply Mac and Computer Marketing Corporation (dba MacAuthority) and in favor of Apple, Inc., as the same may be amended, amended and restated, supplemented or modified from time to time.

9.Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (an “Event of Default”):

a.The Obligors shall fail to make any payment due to Payee under this Note within 3 days after the same shall become due and payable, whether at maturity, by acceleration or otherwise.

b.The Obligors shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within 60 days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within 60 days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by the Obligor; or if any order for relief is entered relating to any of the foregoing proceedings.

10.Remedies.

a.If an Event of Default exists under Section 6(b) hereof, the entire unpaid principal balance outstanding hereunder shall become due and payable immediately without presentment, demand notice of nonpayment, protest, or other notice of dishonor, all of which are hereby expressly waived by Obligor.

b.If an Event of Default other than an Event of Default under Section 6(b) exists, Payee may, at its option, do any one or more of the following: (i) declare the entire unpaid balance of all or any part of the obligations hereunder immediately due and payable; (ii) reduce any claim to judgment; and (iii) exercise any and all other legal or equitable rights, in equity or otherwise, afforded by this Note, the laws of the State of Delaware or the laws of any other applicable jurisdiction.

11.Assignment. This Note may be freely assigned by Payee. The obligations of Obligors under this Note may not be assigned without the prior written consent of Payee.

12.Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

Obligor:Cool Holdings, Inc.

Simply Mac, Inc.

155 North 400 West, Suite 170

Salt Lake City, Utah 84103

Attention: Vernon A. LoForti

Email: vern.loforti@simplymac.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

600 Anton Boulevard, Suite 2000

Costa Mesa, California 92626

Attention: Jason R. Wisniewski, Esq.

Email: wisniewski.jason@dorsey.com

Payee:GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Daniel Kaufman

Email: danielkaufman@gamestop.com

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103

Attention: Michael Friedman, Esq

Facsimile No.: 215.981.4750

Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required the giving of such notice may be waived in writing by the party entitled to receive such notice.

13.Severability. In any event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.Successor and Assigns. This Note inures to the benefit of Payee and binds Obligor, and its respective permitted successors and assigns, and the words “Payee” and “Obligor” whenever occurring herein shall be deemed and construed to include such respective successors and permitted assigns.

15.Amendment; Waiver. No amendment of this Note shall be effective unless such amendment is made in a writing executed by the Obligors and Payee. No waiver of any term or condition herein shall constitute a general, further or continuing waiver of such term or condition for future purposes.

16.Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws.

***

IN WITNESS WHEREOF, the Obligors have duly executed this Note on the day and year first above written.

OBLIGORS:

COOL HOLDINGS, INC.

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  SVP, CFO and Secretary

SIMPLY MAC, INC.

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its: VP & Secretary

COOLTECH HOLDING CORP.

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its: VP & Secretary

COOLTECH DISTRIBUTION LLC

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its:  Manager

TEKART LLC

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  Manager

ONECLICK LICENSE LLC

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  Manager

ONECLICK INTERNATIONAL, LLC

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its:  Manager

INFOSONICS LATIN AMERICA, INC.

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its:  VP & Secretary

VERYKOOL USA, INC.

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  VP & Secretary

Acknowledged and Agreed:

PAYEE:

GAMESTOP CORP.

By:/s/ Bernie Colpitts

Name:  Bernie Colpitts

Title:  SVP – CAO